Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-168843) of Fairfax Financial Holdings Limited of our report dated June 23, 2011 relating to the financial statements of the Zenith National Insurance Corp. 401(k) Plan, which appears in this Form 11-K.
/s/ PricewaterhouseCoopers LLP
Los Angeles, California
June 23, 2011